AGREEMENT

     THIS AGREEMENT is made as of the 1st day of June, 1997
  ("Contract Date"), by and among SYNAPTX WORLDWIDE, INC., a Utah corporation ("SYNAPTX ") and O. RAY STRICKLAND (the "ORAYCOM
  Shareholder").

                          BACKGROUND

     The ORAYCOM Shareholder owns all the outstanding capital stock of ORAYCOM, Inc., a Texas corporation ("ORAYCOM"). SYNAPTX wishes to acquire ORAYCOM, and the ORAYCOM Shareholder wishes to own common stock in SYNAPTX and to continue to conduct ORAYCOM's business as a subsidiary of SYNAPTX.

     Accordingly, in consideration of the mutual agreements set forth herein, the parties agree as follows:

                          ARTICLE 1

  STOCK FOR STOCK EXCHANGE

     1.1  Exchange of ORAYCOM Shares for SYNAPTX Shares.   Subject
  to the terms and conditions of this Agreement, SYNAPTX agrees to issue to the ORAYCOM Shareholder a total of ______________ shares of SYNAPTX common stock representing the total number of shares of SYNAPTX common stock resulting from the formula of dividing Five Hundred Thousand Dollars ($500,000) by the average closing price of the SYNAPTX common stock for the prior twenty [20] trading days preceding the Contract Date, rounded up to next whole share of SYNAPTX common stock (the "SYNAPTX Common Stock"), in exchange for all the outstanding shares of capital stock of ORAYCOM (the "ORAYCOM Stock"). The ORAYCOM Shareholder shall transfer to SYNAPTX at the Closing (as hereinafter defined) the number of shares of ORAYCOM Stock shown opposite such person's name on
  Exhibit 1.1 and shall receive in exchange therefor the number of shares of SYNAPTX Common Stock shown opposite such person's name on
  Exhibit 1.1.

     The parties hereto, including the ORAYCOM Shareholder, ORAYCOM and SYNAPTX, intend for this exchange of stock to be treated as a tax free reorganization as defined within the U.S.
  Internal Revenue Code Section 368(a)(1)(B).

     1.2  Contingent Issuance of SYNAPTX Shares.   Subject to the
  terms and conditions of this Agreement, SYNAPTX agrees to issue to the ORAYCOM Shareholder a maximum value of $380,000 worth of SYNAPTX Common Stock ("Earn-out Bonus") as an incentive to achieve the Level One Results or Level Two Results (and as hereinafter defined) as reflected on Exhibit 1.2, to be issued over the SYNAPTX fiscal year ends, specifically August 31, 1997, 1998 and 1999 (the "Earn-out Period" for each fiscal year end or collectively the "Earn-out Periods"), to the existing ORAYCOM Shareholder who is employed by ORAYCOM as of the date ninety (90) days after each of the next three SYNAPTX fiscal year ends, specifically, August 31, 1997, 1998, and 1999 ("Payout Date" for each fiscal year end or collectively the "Payout Dates"). The Level One Results and Level Two Results represent threshold levels of amounts to be realized after the Closing covering the total of Commission Revenues and the total Earnings before Taxes, both of which must be achieved, as recorded on the books and records of ORAYCOM for each Earn-out Period in accordance with generally accepted accounting principles
  ("Level One Results" and "Level Two Results", respectively).   The
  Earn-out Bonus as reflected on Exhibit 1.2 represents the dollars payable for the respective Level One Results and Level Two Results specified on Exhibit 1.2 achieved ("Earn-out Bonus Realized"). Earn-out Bonus Realized is payable in shares of Synaptx Common Stock based on the number of shares resulting from the formula of Earn-out Bonus Realized divided by the average closing price of SYNAPTX Common Stock for every trading day in the month of September as published for the stock exchange on which the SYNAPTX Common Stock is traded or as quoted on the electronic bulletin board if the SYNAPTX Common Stock is not so traded, rounded up to the next whole share of SYNAPTX Common Stock.

     1.3  Closing.   The exchange of SYNAPTX Common Stock for
  ORAYCOM Stock shall take place at a closing (the "Closing") at such place as shall be mutually agreed to by the parties at 10:00 a.m. on June 2, 1997, or as soon as practicable thereafter upon the satisfaction or waiver of the conditions to Closing set forth in
  Article 5 and in Section 7.1.1. The date on which the Closing takes place is referred to as the "Closing Date." At the Closing, the ORAYCOM Shareholder shall deliver to SYNAPTX stock certificates representing the ORAYCOM Stock owned by such ORAYCOM Shareholder, duly endorsed for transfer or with duly executed stock powers attached, together with such other documents as SYNAPTX may reasonably request prior to the Closing. At the Closing, SYNAPTX shall deliver to the ORAYCOM Shareholder a stock certificate representing the SYNAPTX Common Stock issued to such ORAYCOM Shareholder in exchange for his or her ORAYCOM Stock, together with such other documents as the ORAYCOM Shareholder may reasonably request prior to the Closing. The parties agree to execute such additional documents after the Closing as may be necessary or desirable to carry out the terms of this Agreement.

                          ARTICLE 2

  REPRESENTATIONS AND WARRANTIES OF ORAYCOM SHAREHOLDER

     The ORAYCOM Shareholder represents and warrants as follows:

     2.1 Organization. To the best of his knowledge, ORAYCOM is duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, is qualified to do business as a foreign corporation in each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the transactions contemplated by this Agreement or on the business, financial condition or results of operation of ORAYCOM, and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement.

     2.2 Authorization. The ORAYCOM Shareholder represents and warrants that he or she has full power, capacity and authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by such ORAYCOM Shareholder and (assuming the due execution and delivery by the other parties hereto) constitutes the legal, valid and binding agreement of such ORAYCOM Shareholder enforceable against such person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity. The ORAYCOM Shareholder shall, at the Closing, provide a fully executed resolution of the ORAYCOM Board of Directors indicating that there are no existing conditions that preclude the transaction as defined in Article 1 and authorizing such exchange as documented by a Plan of Reorganization that references those actions to accomplish the tax free result intended by the parties in this transaction which will be incorporated within this ORAYCOM Board of Directors resolution.

     2.3  No Consents, Conflicts.   The ORAYCOM Shareholder
  represents and warrants that (a) no consent, approval or other action by any governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by such ORAYCOM Shareholder; and (b) neither the execution, delivery or performance of this Agreement by such ORAYCOM Shareholder will (i) violate, conflict with or result in a breach of any provision of or constitute a default or an event which with notice or lapse of time or both, would constitute a default under ORAYCOM's articles of incorporation or by-laws or any agreement or obligation to which ORAYCOM or such ORAYCOM Shareholder are a party or by which either of such persons may be bound or affected where such violation, conflict, breach or default would have a material adverse effect on the transactions contemplated by this Agreement, or (ii)violate any order, writ, injunction, decree, statute, rule or regulation applicable to ORAYCOM or such ORAYCOM Shareholder where such violation would have a material adverse effect on the transactions contemplated by this Agreement.

     2.4 Financial Statements. The ORAYCOM Shareholder has previously delivered to SYNAPTX the balance sheets and related statements of income, shareholder's equity and cash flows as of and for the calendar year period ended December 31, 1996 and for the five month period ended May 31, 1997 (the "Financial Statements"). The Financial Statements have been prepared in accordance with ORAYCOM's books and records, present fairly in all material respects the financial position, results of operations, shareholder's equity and cash flows for the periods then ended. There has been no material adverse change in the business, financial condition, results of operations or prospects of ORAYCOM since December 31, 1996. Except as disclosed in the Financial Statements, ORAYCOM does not have any liabilities, commitments or obligations (whether accrued, absolute, contingent or otherwise), other than obligations incurred since the date of the Financial Statements in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect, on the business, financial condition, results of operations or prospects of ORAYCOM.

     2.5 Compliance, No Litigation. To the best of his knowledge, ORAYCOM is in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations and with all agreements, commitments or obligations to which it is a party or by which it or any of its assets may be bound. To the best of his knowledge, there is no proceeding, investigation or inquiry pending or threatened against ORAYCOM, its business or any of its assets, nor is there any basis for any such proceeding, investigation or inquiry. Neither ORAYCOM nor, to the best of his knowledge, its business or any of its assets is subject to any judgment, order, writ or injunction of any court, arbitrator or governmental agents or instrumentality.

     2.6 Authorized Capital Stock. The authorized capital stock of ORAYCOM consists of ________________ shares of common stock, of which __________________ shares are issued and outstanding, all of which are owned by the ORAYCOM Shareholder. All the outstanding shares of ORAYCOM Stock have been validly issued and are fully paid and non assessable. There are no outstanding options, warrants, rights or other commitments obligating ORAYCOM to issue any of its capital stock. The capital stock held by the ORAYCOM Shareholder is not pledged to any bank or to other lenders to support loans and debt provided to ORAYCOM, Inc. and personally to any individual or multiple ORAYCOM Shareholder.

     2.7 Title to ORAYCOM Stock. The ORAYCOM Shareholder owns the ORAYCOM Stock to be transferred to SYNAPTX at the Closing, free and clear of all liens, claims and encumbrances, and at the Closing, SYNAPTX will acquire good and valid title to such ORAYCOM Stock, free and clear of all liens, claims and encumbrances.

     2.8 Investment Representations. The ORAYCOM Shareholder represents and warrants that he or she has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the SYNAPTX Common Stock in exchange for the ORAYCOM Stock owned by such ORAYCOM Shareholder, and has been given the opportunity to examine all documents and ask questions of, and receive answers from representatives of SYNAPTX concerning the terms and conditions of such exchange and the financial condition, business and prospects of SYNAPTX, and to obtain such additional information as he or she deemed necessary in connection with the transaction contemplated by this agreement. The SYNAPTX common stock to be acquired by such ORAYCOM Shareholder pursuant to this agreement is being acquired by such ORAYCOM Shareholder for such person's own account for investment and not with a view to the public distribution thereof, and such ORAYCOM Shareholder will not effect any transfer of such SYNAPTX Common Stock except pursuant to an effective registration statement under the Securities Act of 1933 or exemptions from registration thereunder and in compliance with all applicable state securities laws. The ORAYCOM Shareholder understands that the SYNAPTX Common Stock to be received by such person at the Closing will bear appropriate restrictive legends referred to the foregoing transfer restrictions.

     2.9 Reliance on Own Tax Advisors. The ORAYCOM Shareholder is relying on his own tax advisors in connection with determining the tax consequences to him of the transactions contemplated by this Agreement and is not relying on SYNAPTX or SYNAPTX's attorneys, accountants, officers or advisors for any such advice.

     2.10 Brokers and Finders. Neither ORAYCOM, including its officers, directors or agents, nor the ORAYCOM Shareholder, are liable for any brokers' or finders' fees or expenses in connection with this Agreement or the transactions contemplated hereby.

     2.11 No Misrepresentations. Neither this Agreement nor any document executed or to be executed by any ORAYCOM Shareholder in connection with the transactions contemplated hereby contains or will contain when executed any untrue statement of a material fact or omits or will omit when executed to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

                          ARTICLE 3

  REPRESENTATIONS AND WARRANTIES OF SYNAPTX

     SYNAPTX represents and warrants as follows:

     3.1  Organization.   SYNAPTX is duly incorporated, validly
  existing and in good standing under the laws of the State of its incorporation, is qualified to do business as a foreign corporation in each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the transactions contemplated by this Agreement or on the business, financial condition or results of operations of SYNAPTX, and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement.

     3.2  Authorization.   SYNAPTX has full power, capacity and
  authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by SYNAPTX and (assuming the due execution and delivery by the other parties hereto) constitutes the legal, valid and binding agreement of SYNAPTX enforceable against SYNAPTX in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity. SYNAPTX shall, at the Closing, provide a fully executed resolution of the SYNAPTX Board of Directors indicating that there are no existing conditions that preclude the transaction as defined in Section 1.1 and authorizing such exchange as documented by a Plan or Reorganization that references those actions to accomplish the tax free result intended by the parties in this transaction which will be incorporated within this SYNAPTX Board of Directors resolution.

     3.3 No Consents, Conflicts. No consent, approval or other action by any governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by SYNAPTX and neither the execution, delivery or performance of this Agreement by SYNAPTX will (i) violate, conflict with or result in a breach of any provision of, or constitute a default or an event which with notice or lapse of time or both, would constitute a default under SYNAPTX's articles of incorporation or bylaws or any agreement or obligation to which SYNAPTX is a party or by which it may be bound or affected where such violation, conflict, breach or default would have a material adverse effect on the transactions contemplated by this Agreement, or (ii) violate any order, writ, injunctions, decree, statute, rule or regulation applicable to SYNAPTX where such violation would have a material adverse effect on the transactions contemplated by this Agreement.

     3.4  Business of SYNAPTX.    SYNAPTX has previously delivered
  to the ORAYCOM Shareholder the balance sheets and related statements of income, shareholders' equity and cash flows as of and for the fiscal year period ended August 31, 1996 and the condensed financial statement information included in the Second Quarter 1997 Investor Quarterly Update (the "Financial Statements"). The Financial Statements have been prepared in accordance with the SYNAPTX books and records, present fairly in all material respects the financial position, results of operations, shareholders' equity and cash flows for the periods then ended. There has been no material adverse change in the business, financial condition, results of operations or prospects of SYNAPTX since the date of SYNAPTX Financial Statements referred to above. Except as disclosed in such balance sheet and as otherwise herein specifically noted, SYNAPTX does not have any liabilities, commitments or obligations (whether accrued, absolute, contingent or otherwise), other than obligations incurred since the date of the Financial Statements in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect, on the business, financial conditions, results of operations or prospects of SYNAPTX.

     3.5 Compliance, No Litigation. SYNAPTX is in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations and with all agreements, commitments or obligations to which it is a party or by which it or any of its assets may be bound. There is no proceeding, investigation or inquiry pending or threatened against SYNAPTX, its business or any of its assets, nor is there any basis for any such proceeding, investigation or inquiry. Neither SYNAPTX nor its business or any of its assets is subject to any judgment, order, writ or injunction of any court, arbitrator or governmental agency or instrumentality.

     3.6 Authorized Capital Stock. The authorized capital stock of the Company is 35,000,000 shares, consisting of 10,000,000 shares of preferred Stock, $.001 par value per share, none of which none are issued or outstanding and 25,000,000 shares of Common Stock, $.001 par value per share, of which 5,047,211 shares have been validly issued and are outstanding.

     3.7 Title to SYNAPTX Stock. The SYNAPTX Common Stock to be issued to the ORAYCOM Shareholder will be duly and validly issued, fully paid and non assessable, and the ORAYCOM Shareholder will acquire title to the SYNAPTX Common Stock to be issued to such person hereunder free and clear of all liens, claims and encumbrances. Additionally, the SYNAPTX Board of Directors and a majority of the then Synaptx shareholders have approved a stock option plan providing for the issuance of 551,150 shares of SYNAPTX common stock of which 316,900 shares are issued with exercise prices ranging from $0.091 to $0.998 per share. Also, the SYNAPTX Board of Directors has approved the issuance of stock warrants representing 200,310 shares of SYNAPTX common stock with an exercise price from $0.454 to $0.907 per share.

     3.8 Investment Representations. SYNAPTX represents and warrants that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the ORAYCOM Stock in exchange for the SYNAPTX Common Stock, and has been given the opportunity to examine all documents and ask questions of and receive answers from representatives of ORAYCOM concerning the terms and conditions of such exchange and the financial condition, business and prospects of ORAYCOM, and to obtain such additional information as it deems necessary in connection with the transactions contemplated by this Agreement the ORAYCOM Stock to be acquired by SYNAPTX pursuant to this Agreement is being acquired for SYNAPTX's own account for investment and not with a view to the public distribution thereof, and SYNAPTX will not effect any transfer of such ORAYCOM Stock except pursuant to an effective registration statement under the Securities Act of 1933 or exemptions from registration thereunder and in compliance with all applicable state securities laws. SYNAPTX understands that the ORAYCOM Common Stock to be received by SYNAPTX at the Closing will bear appropriate restrictive legends referred to the foregoing transfer restrictions. SYNAPTX agrees to comply with Blue Sky Laws in the State of Texas.

     3.9  Reliance on Own Tax Advisers.   SYNAPTX is relying on its
  own tax advisors in connection with determining the tax consequences to it of the transactions contemplated by this Agreement and are not relying on ORAYCOM or ORAYCOM's attorneys, accountants, officers or advisors for any such advice.

     3.10 Brokers and Finders.   Neither SYNAPTX nor any of its
  shareholders, officers, director or agents is liable for any brokers' or finders' fees or expenses in connection with this Agreement or the transactions contemplated hereby.

     3.11 No Misrepresentations. Neither this Agreement nor any document executed or to be executed by SYNAPTX in connection with the transactions contemplated hereby contains or will contain when executed any untrue statement of a material fact or omits or will omit when executed to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                          ARTICLE 4

  ACTIONS PRIOR TO CLOSING

     4.1 Ordinary Course. From the date hereof until the Closing, the ORAYCOM Shareholder agrees to use reasonable best efforts to cause ORAYCOM to conduct its business only in the ordinary course, consistent with past practice.

     4.2 Best Efforts. Each party agrees to use reasonable best efforts to cause the fulfillment at the earliest practicable date of all the conditions to the Closing.

     4.3 Access. During the period prior to Closing, SYNAPTX shall give the ORAYCOM Shareholder, and the ORAYCOM Shareholder shall cause ORAYCOM to give SYNAPTX, and their respective representatives reasonable access during normal business hours to all of its books and records, and to cause to be furnished to each other and their representatives all information with respect to their respective businesses and affairs as the other may reasonably request.

     4.4 Plan of Reorganization. ORAYCOM and SYNAPTX will effect a plan of Reorganization that documents the actions it is taking to accomplish transactions in accordance with tax free intent of the parties, including the ORAYCOM Shareholder, ORAYCOM and SYNAPTX, as defined in Section 1.1 above.


                          ARTICLE 5

  CONDITIONS TO CLOSING

     5.1 ORAYCOM Shareholder's Obligations to Close. Each and every obligation of the ORAYCOM Shareholder to be performed on the Closing Date shall be subject to the satisfaction or waiver of each of the following conditions:

          5.1.1 Representations, Warranties and Covenants. The representations and warranties of SYNAPTX set forth in this Agreement shall be true and correct in all material respects when made and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and SYNAPTX shall have performed all obligations required to be performed by it under this Agreement on or before the Closing Date.

          5.1.2 Tax Consequences. The ORAYCOM Shareholder shall have determined, in consultation with his own tax advisors, that the transactions to be consummated at the Closing will not result in taxable income to him (the parties agree to use reasonable best efforts to restructure the transactions contemplated hereby in the event that the ORAYCOM Shareholder is unable to make such a determination, so that the foregoing condition can be satisfied).

          5.1.3 Employment Agreements. SYNAPTX shall have caused ORAYCOM to enter into an employment agreement with each ORAYCOM key employee in substantially the form set forth for the ORAYCOM Shareholder in Exhibit 5.1.3.

     5.2 SYNAPTX's Obligations to Close. Each and every obligation of SYNAPTX to be performed on the Closing Date shall be subject to the satisfaction or waiver of each of the following conditions:

          5.2.1 Representations, Warranties and Covenants. The representations and warranties of the ORAYCOM Shareholder set forth in this Agreement shall be true and correct in all material respects when made and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and the ORAYCOM Shareholder shall have performed all obligations required to be performed by such person under this Agreement on or before the Closing Date.

          5.2.2 Tax Consequences. SYNAPTX shall have determined, in consultation with its own tax advisors, that the transactions to be consummated at the Closing will not result in taxable income to it (the parties agree to use reasonable best efforts to restructure the transactions contemplated hereby in the event that SYNAPTX is unable to make such a determination, so that the foregoing condition can be satisfied).

          5.2.3 Employment Agreements. Each of the ORAYCOM key employees shall have entered into the Employment Agreements referred to in Section 5.1.3.

                          ARTICLE 6

  TERMINATION

     6.1 Termination by Either Party. This Agreement may be terminated, without liability, by SYNAPTX or by the ORAYCOM Shareholder if the terminating party is not itself in default hereunder by written notice of such election to the other if the closing has not occurred by September 1, 1997.

     6.2  Breach.  In the event of any breach by one or more
  ORAYCOM Shareholder hereunder, including a breach of representations and warranties, prior to the Closing, SYNAPTX shall have the option to (i) terminate this Agreement, (ii) close the transactions contemplated hereby notwithstanding such breach, or
  (iii) seek specific performance of this Agreement. In the event of a breach by SYNAPTX hereunder, including a breach of representations and warranties, prior to the Closing, the ORAYCOM Shareholder shall have the options to (I) terminate this Agreement,
  (ii) close the transactions contemplated hereby notwithstanding such breach, or (iii) seek specific performance of this Agreement.

                          ARTICLE 7

  POST-CLOSING COVENANTS

     7.1 Post-Closing Covenants of SYNAPTX. SYNAPTX covenants from and after the Closing as follows:

          7.1.1 Stock Plans. SYNAPTX agrees to use reasonable best efforts to implement within one hundred twenty (120) days after the Closing Date a stock purchase program for the executives of ORAYCOM.

     7.2  Operation of ORAYCOM's Business Following the Closing.
  The parties agree as follows with respect to the operation of ORAYCOM's business following the Closing:

          7.2.1     Location.   ORAYCOM shall continue to conduct
  its business at its present facility in Carrollton, Texas until such time as the ORAYCOM Board and the SYNAPTX Board of Directors mutually agree that a change would be beneficial to the business of SYNAPTX and its subsidiaries taken as a whole.

                          ARTICLE 8

  OTHER

     8.1 Survival. The representations and warranties set forth in Articles 2 and 3 shall survive the Closing for a period of six
  (6) months. ORAYCOM and the ORAYCOM Shareholder agrees to defend, indemnify and hold harmless SYNAPTX and SYNAPTX agrees to defend, indemnify and hold harmless the ORAYCOM Shareholder for any damages, losses, liabilities or claims incurred by the other as a result of the breach by the other of such representations and warranties made by it herein.

     8.2 Miscellaneous. This Agreement may be amended only in writing signed by the party against whom enforcement is sought. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. The headings contained in this Agreement are only for convenience and shall not affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provisions of this Agreement, which shall remain in full force and effect. Each party agrees that the others would be irreparably harmed in the even of any breach of this Agreement. Accordingly, the parties agree that each shall be entitled to specific performance of this Agreement to injunctive relief to prevent any breach of this Agreement. In the event of any litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and expenses from the losing party.

Company                  Signature           Name and Title
  Synaptx Worldwide, Inc.


                                             Ronald L. Weindruch,
                                             President
  (Corporate Seal)



  ORAYCOM, Inc.



                                             O. Ray Strickland,
                                             ORAYCOM Shareholder

  (Corporate Seal)